Exhibit 107

Calculation of Filing Fee Table

Form S-8

Gold Royalty Corp.

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)
Equity	Common Shares, without par value	Rule 457(h)	2,505,000	(3)	$5.00	(4)	$12,525,000.00	$0.0000927	$1,161.07
Equity	Common Shares, without par value	Rule 457(h)	300,000	(3)	$4.78	(4)	$1,434,000.00	$0.0000927	$132.93
Equity	Common Shares, without par value	Rule 457(h)	200,000	(3)	$4.85	(4)	$970,000.00	$0.0000927	$89.92
Equity	Common Shares, without par value	Rule 457(h)	404,517	(3)	$4.93	(4)	$1,994,268.81	$0.0000927	$184.87
Equity	Common Shares, without par value	Rule 457(h)	5,000	(3)	$4.62	(4)	$23,100.00	$0.0000927	$2.14
Equity	Common Shares, without par value	Rule 457(h)	50,000	(3)	$4.14	(4)	$207,000.00	$0.0000927	$19.19
Equity	Common Shares, without par value	Rule 457(h)	17,514	(3)	$3.06	(4)	$53,592.84	$0.0000927	$4.97
Equity	Common Shares, without par value	Rule 457(h)	25,000	(3)	$2.73	(4)	$68,250.00	$0.0000927	$6.33
Equity	Common Shares, without par value	Rule 457(h)	25,000	(3)	$2.16	(4)	$54,000.00	$0.0000927	$5.01
Equity	Common Shares, without par value	Rule 457(h)	1,749,583	(3)(5)	$1.25	(4)(6)	$2,187,853.54	$0.0000927	$202.81
Equity	Common Shares, without par value	Rule 457(h)	475,457	(3)(5)	$0.97	(4)(6)	$460,495.32	$0.0000927	$42.69
Equity	Common Shares, without par value	Rule 457(h)	62,108	(3)(5)	$1.19	(4)(6)	$73,718.16	$0.0000927	$6.83
Equity	Common Shares, without par value	Rule 457(h)	163,781	(3)(5)	$1.75	(4)(6)	$287,052.41	$0.0000927	$26.61
Equity	Common Shares, without par value	Rule 457(h)	47,116	(3)(5)	$2.32	(4)(6)	$109,405.05	$0.0000927	$10.14
Equity	Common Shares, without par value	Rule 457(h)	159,596	(7)	$4.93	(8)(9)	$786,808.28	$0.0000927	$72.94
Equity	Common Shares, without par value	Rule 457(h)	5,610	(7)	$3.06	(9)	$17,166.60	$0.0000927	$1.59
Equity	Common Shares, without par value	Rule 457(c) and Rule 457(h)	7,256,656	(10)	$2.79	(11)	$20,246,070.24	$0.0000927	$1,876.81
Total							$41,497,781.25		$3,846.85
Total Fee Offsets									$-
Net Fee Due									$3,846.85

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Gold Royalty Corp. (the “Company”) common shares, without par value (the “Common Shares”), as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.
(2)	Amount of the registration fee was calculated in accordance with Section 6(b) and Rule 457 under the Securities Act and was determined by multiplying the aggregate offering price by 0.0000927.
(3)	Represents Common Shares available for issuance pursuant to stock options outstanding under the Gold Royalty Corp. Long-Term Incentive Plan (the “2021 Plan”).
(4)	The offering price has been estimated solely for the purposes of the calculation of the registration fee and has been calculated in accordance with the manner described in paragraph (h) of Rule 457 under the Securities Act, and is based upon the market value of the stock options as of the date of the grant.
(5)	Represents Common Shares available for issuance pursuant to outstanding options to purchase Common Shares issued in exchange for options to purchase common shares of Golden Valley Mines and Royalties Ltd. (“GZZ”), pursuant to the plan of arrangement underlying the Company’s acquisition of GZZ.
(6)	The market value of the stock options was initially determined in Canadian dollars, and was converted to U.S. dollars for the purposes of the calculation of the registration fee, using the exchange rate as published by the Federal Reserve for the date of the grant of the stock options.
(7)	Represents Common Shares to be issuable upon the vesting of restricted share units (“RSUs”) units outstanding under the 2021 Plan, including RSUs issued as dividend share units under the 2021 Plan.
(8)	The market value of the RSUs was initially determined in Canadian dollars, and was converted to U.S. dollars for the purposes of the calculation of the registration fee, using the exchange rate as published by the Bank of Canada for the date of the grant of the RSUs.
(9)	The offering price has been estimated solely for the purposes of the calculation of the registration fee and has been calculated in accordance with the manner described in paragraph (h) of Rule 457 under the Securities Act, and is based upon the market price of such RSUs as of the date of grant.
(10)	Represents Common Shares available for issuance pursuant to unissued awards under the 2021 Plan.
(11)	The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the NYSE American on September 8, 2022, a date within five (5) business days prior to the date of the filing of this Registration Statement.